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                                    Exhibit No. 11




















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                                    EXHIBIT NO. 11

                          ANALYSTS INTERNATIONAL CORPORATION

                         COMPUTATION OF NET INCOME PER SHARE

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                                                            Three Months Ended              Nine Months Ended
(IN THOUSANDS EXCEPT                                             March 31                      March  31
                                                             -------------------           -------------------
PER SHARE AMOUNTS)                                          1996           1995           1996           1995
                                                             ----           ----           ----           ----
PRIMARY:

Weighted average number of common
shares outstanding                                         7,292          7,228          7,276          7,174

Dilutive stock options after application
of treasury stock method                                     118             69            118             75
                                                           ------          -----         ------         ------

Weighted average number of common and
common equivalent shares outstanding                       7,410          7,297          7,394          7,249
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

Net income                                               $ 3,338        $ 2,867        $ 9,029        $ 7,907
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

Per share amount                                         $   .45        $   .39        $  1.22        $  1.09
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

FULLY DILUTED:

Weighted average number of common
shares outstanding                                         7,292          7,228          7,276          7,174

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price                   126             94            126             96
                                                           ------          -----         ------         ------

Weighted average number of common and
common equivalent shares outstanding                       7,418          7,322          7,402          7,270
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

Net income                                               $ 3,338        $ 2,867        $ 9,029        $ 7,907
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

Per share amount                                         $   .45        $   .39        $  1.22        $  1.09
                                                           ------          -----         ------         ------
                                                           ------          -----         ------         ------

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